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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

    Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934

                Date of Report (Date of earliest event reported)

                                   May 7, 2002

                            SKY FINANCIAL GROUP, INC.
                            -------------------------

             (Exact name of Registrant as specified in its charter)

             Ohio                          0-8209                34-1372535
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)

               221 South Church Street, Bowling Green, Ohio 43402
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (419) 327-6300

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

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Item 5.   Other Events

     On May 7, 2002, Sky Financial Group, Inc. ("Sky Financial") and Three Rivers Bancorp, Inc. ("Three Rivers") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Three Rivers will merge with and into Sky Financial (the "Merger"). The Merger has been approved by the Boards of Directors of each of Sky Financial and Three Rivers. The Merger is subject to certain regulatory approvals as well as to the approval and adoption of the Merger Agreement by the stockholders of Three Rivers.

     Under the terms of the Merger Agreement, stockholders of Three Rivers will be entitled to elect to receive, in exchange for each share of Three Rivers common stock held, either $18.27 in cash or .80 shares of Sky Financial common stock, or a combination thereof; subject, however, to certain allocation and pro ration mechanisms that are part of the election process. In total, 75% of Three Rivers common shares will be exchanged for shares of Sky Financial common stock and 25% of Three Rivers common shares will be exchanged for cash. To the extent that shares of Sky Financial common stock are received, the exchange is expected to qualify as a tax-free transaction to the stockholder.

     Following the Merger, and upon the receipt of all necessary regulatory approvals, Three Rivers' wholly-owned subsidiary, Three Rivers Bank and Trust Company, will be merged with and into Sky Financial's commercial banking affiliate, Sky Bank.

     This current report on Form 8-K, including the press release and investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

     The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Item 7.   Exhibits

2 Agreement and Plan of Merger dated as of May 7, 2002 by and between Sky Financial Group, Inc. and Three Rivers Bancorp, Inc.

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99.1      Text of Press Release, dated May 7, 2002, issued by Sky Financial
          Group, Inc. and Three Rivers Bancorp, Inc.

99.2 Investor presentation materials used by Sky Financial Group, Inc. and Three Rivers Bancorp, Inc. on May 8, 2002, relating to the proposed Merger.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.



/s/ Marty E. Adams                  May 8, 2002
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Marty E. Adams                      Date
Chairman, President and CEO